CONSULTING AGREEMENT

As of September 19, 2000, I have been engaged as a consultant with Playandwin, Inc. (the "Company"). In that role I have advised and will continue to advise the Company concerning bona-fide business matters as generally described below. I will receive, as part of my compensation for these services, common stock of the Company in an amount to be determined. I hereby acknowledge the following representations to the Company.

I certify that I have not, and do not intend to, consult with or advise the Company, as part of this Agreement, in connection with the offer or sale of its securities in a capital-raising transaction, and have not and will not directly or indirectly promote or maintain a market for the Company's securities. I enter into this agreement as a natural person on my own behalf, not on behalf of any corporation, partnership, or other entity.

Signed this 19th day of September, 2000,




/s/ Marco Durante
Signature


Marco Durante
Print Name

General Services to be provided:
Consults on a part-time basis in co-ordinating our hardware installations and movement throughout the United States.